UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 19, 2013

METHES ENERGIES INTERNATIONAL LTD
 (Exact name of Registrant as specified in its charter)

Nevada	001-35652	71-1035154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D-272, Las Vegas, Nevada	89103
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: (702) 932-9964

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.   Unregistered Sales of Equity Securities.

On February 19, 2013 (the “Effective Date”), Methes Energies International Ltd. (the “Company”) completed a $1.7 million private placement pursuant to Regulation D of the Securities Act of 1933, as amended (the “Offering”).  In the Offering, the Company sold 425,000 units to accredited investors at a purchase price of $4.00 per unit, each unit consisting of one share of common stock, $.001 par value per share, of the Company (“Common Stock”), one redeemable Class A warrant and one redeemable Class B warrant.  The warrants are each exercisable to purchase one share of Common Stock at $7.50 and $10.00, respectively, and expire on October 12, 2017. Net proceeds from the offering were approximately $1.5 million, after deducting offering expenses and placement agent fees.

Paulson Investment Company, Inc., a wholly owned subsidiary of Paulson Capital Corp., acted as lead placement agent, and Barrett & Company, ViewTrade Securities Inc. and Finance 500 Inc., acted as co-placement agents.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated February 20, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Methes Energies International Ltd.

Dated: February 20, 2013	By:	/s/ Michel G. Laporte
Michel G. Laporte,
Chief Executive Officer

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